Exhibit 10.17

Amendment No. 2 To Amended and Restated Employment Agreement

This Amendment No. 2 (this  “Amendment”) to the Amended and Restated Employment Agreement dated September 12, 2016 (the “A&R Employment Agreement”), as amended by that certain Amendment to Amended and Restated Employment Agreement, dated as of February 7, 2017  (together, with the A&R Employment Agreement, the “Agreement”), by and between Sientra, Inc. and Charles Huiner (the “Executive”) is executed as of March 10, 2017.

WHEREAS, the Executive and the Company wish to modify various provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Executive and the Company agree to the following:

1.	Section 6.4 of the Agreement is hereby amended such that the following sentence shall be included following the last sentence of Section 6.4:

“In addition, if an acquiror does not assume or continue Executive’s then unvested Company equity awards in connection with a Change in Control that also represents a Corporate Transaction (as defined in the Company’s 2014 Equity Incentive Plan), then all such awards shall accelerate in full and will be deemed vested and exercisable as of the closing of the Corporate Transaction.”

Capitalized terms not defined herein shall have the meanings given to them in the Agreement. In all other respects the Agreement shall remain in full force and effect.

This Amendment constitutes the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with regard to the provisions contained herein.  This Amendment may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the later of the two dates set forth below.

Company		Executive
By:	/s/ Jeffrey M. Nugent	/s/ Charles Hunier
	Jeffrey M. Nugent	Charles Huiner
Printed Name
	Chairman and Chief Executive Officer	March 10, 2017
	Title	Date
March 10, 2017
Date